SCHEDULE II

                                      INFORMATION WITH RESPECT TO
   					  TRANSACTIONS EFFECTED DURING THE PAST
    					  SIXTY DAYS OR SINCE THE MOST RECENT
               				 FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NASHUA CORPORATION

                    GAMCO INVESTORS, INC.
                                 4/19/01            6,000             4.2182
                                 4/16/01            2,000             4.2400
                                 4/12/01            1,000             4.1800
                                 3/21/01            2,900             4.4655
                                 3/15/01            1,000             4.5700
                                 3/12/01            2,000-            4.8000
                                 3/07/01            3,000             4.2500
                                 3/05/01           18,800             3.9681
                                 2/28/01            1,000-            3.2050
                                 2/27/01            1,000-            3.0600
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 4/16/01            2,000             4.2400
                                 3/16/01            3,000             4.8000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.